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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): JANUARY 14, 1999


                                    VIB Corp
             (Exact Name of Registrant as Specified in its Charter)



                                   California
                 (State or other Jurisdiction of incorporation)



                333-43021                          33-0780371
               (Commission                        (IRS Employer
               file Number)                    Identification No.)


    1498 Main Street, El Centro, California                   92243
    (Address of principal executive offices)                (Zip Code)



                                      N/A
          (Former name or former address, if changes since last report)





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ITEM 5 - OTHER EVENTS.

         On January 12, 1998, the shareholders of VIB Corp (the "Registrant"), and the shareholders of Bank of Stockdale, F.S.B. ("Stockdale"), Bakersfield, California, approved an Agreement and Plan of Reorganization dated September 15, 1998, by and between the Registrant and Stockdale, which provides for the merger of BOS Interim Bank, F.S.B., a wholly-owned subsidiary of the Registrant, with and into Stockdale, whereby Stockdale will become a wholly-owned subsidiary of the Registrant.

         The Federal Reserve and the Office of the Thrift Supervision approved the merger in December, 1998. The closing is scheduled for January 28, 1999, subject to customary closing conditions.

         Separately, all necessary regulatory approvals have been obtained for Valley Independent Bank (the "Bank"), a California state-chartered bank and a wholly-owned subsidiary of the Registrant, to acquire Fremont Investment and Loan's Hemet branch office located at 2091 West Florida Avenue, Suite 100, Hemet, California 92545, pursuant to that certain Agreement to Assume Liabilities and to Acquire Assets of Branch Office with Fremont Investment & Loan, dated September 22, 1998. The Federal Reserve approved the transaction in December, 1998 and the California Department of Financial Institutions approved the transaction in January, 1999. The branch acquisition is scheduled to close on January 22, 1999, subject to customary closing conditions.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                VIB Corp


                                                /S/ HARRY G. GOODING, III
                                                ------------------------------
                                                Harry G. Gooding, III
                                                Executive Vice President and
                                                Chief Financial Officer

Date: January 14, 1999